                                                                   EXHIBIT 10.16

                              NOTEHOLDERS AGREEMENT

         This Noteholders Agreement ("Agreement") is dated as of February 6, 2004 by and among Essex Woodlands Health Ventures V, L.P., a Delaware limited partnership ("Essex"), Galen Partners III, L.P., a Delaware limited partnership ("Galen"), acting in its capacity as a Holder (as defined herein) and as agent for the Holders ("Agent") and Care Capital Investments, L.P., a Delaware limited partnership ("Care Capital" and, together with Essex, Galen and the other participants in the Senior Note (as defined herein), the "Holders").

                             PRELIMINARY STATEMENTS

         Pursuant to Section 2.3 of that certain Umbrella Agreement (the "Umbrella Agreement") as of the date hereof by and among the Holders, Watson Pharmaceuticals, Inc. ("Watson") and Halsey Drug Co., Inc. ("Company"), Watson agreed to sell, transfer and assign to the Holders the Assigned Rights, including Watson's right, title and interest in that certain Amended and Restated Note in the principal amount of $5,000,000 issued as of the date hereof by the Company pursuant to the Loan Agreement, and any other promissory notes issued by the Company pursuant to the Loan Agreement from time to time (the "Senior Note"). The Holders hereby agree to (1) appoint Agent to act as agent for the Holders with respect to the Assigned Rights and (2) acquire a participation in the Senior Note, all on the terms and subject to the conditions set forth in this Agreement.

                                    AGREEMENT

         In consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE 1

                              CERTAIN DEFINED TERMS

         Capitalized terms appearing in this Agreement without definition will have the meanings ascribed to such terms in the Umbrella Agreement. For the purposes of this Agreement, the following terms have the meanings indicated:

         "Participation Percentage" shall mean the percentage interest of each Holder in the principal amount of the Senior Note at any time outstanding, which on the date of this Agreement is equal to percentage set forth opposite such Holder's name on Schedule I.

         "Requisite Holders" means the holders of sixty percent (60%) of the aggregate Participation Percentage.

                                   ARTICLE 2

                      APPOINTMENT OF AGENT; DUTIES OF AGENT

2.1 APPOINTMENT OF AGENT

         (a) Each Holder hereby designates Galen as its agent and authorizes the Agent to take action on its behalf under the Assigned Agreements, to exercise the powers and perform the duties described therein, and to exercise such other powers reasonably incidental thereto. The Agent may perform any of its duties through its agents or employees. Each Holder acknowledges that Galen has undertaken the agency herein set forth as an accommodation to the Holders and at no charge. Without limiting the generality of the foregoing, the Agent is hereby expressly authorized to (i) waive breaches or events of default, (ii) release security interests or other liens, in each case arising under or in connection with the Assigned Agreements, with the written consent of the Requisite Holders, and (iii) make claims against Watson with respect to Watson's obligations to the Holders under the Umbrella Agreement, in each case without written consent of the Holders.

         (b) The Requisite Holders may from time to time instruct the Agent in writing to take any action on behalf of the Holders under the Assigned Agreements, or refrain from taking any such action, as applicable (in each case to the extent the Agent would be authorized to do so pursuant to Section 2.1(a) above), and in each such case the Agent shall promptly comply with such instructions. Each Holder agrees to hold Agent harmless and covenants not to sue Agent with respect to any action taken by Agent pursuant to this Section 2.1(b).

         (c) This Section 2.1 is for the benefit of the Agent and the Holders only. The Agent acts only for the Holders and assumes no obligation to or agency or trust relationship with the Company or any of its affiliates or subsidiaries, except for the ratable disbursement to the Holders of any payments received by the Agent for the account of the Holders, if any.

         (d) SUBJECT TO THE TERMS OF SECTION 2.1(b) AND 2.1(e), THE AGENT'S AUTHORITY WITH RESPECT TO THE ASSIGNED AGREEMENTS SHALL BE EXCLUSIVE, AND NO HOLDER SHALL TAKE ANY ACTION OR EXERCISE ANY RIGHT UNDER ANY ASSIGNED AGREEMENT WITHOUT THE CONSENT OF THE AGENT.

         (e) The holders of a majority of the aggregate Participation Percentage held by Holders other than Galen and its Affiliates may revoke the authority of the Agent to act on the Holders' behalf at any time, by written notice to the Agent (which revocation shall be effective upon receipt by the Agent unless the revocation states a later effective date). Upon such effectiveness, Galen shall be deemed to have resigned and the Holders may appoint a successor Agent pursuant to Section 2.7.

2.2 NATURE AND DUTIES OF AGENT

         The Agent has no duties or responsibilities, except those expressly set forth in this Agreement and the Assigned Agreements. Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted in compliance with this Agreement. The duties of the Agent shall be mechanical and administrative in nature. The Agent shall not have a fiduciary relationship to the Holders or any participant of the Holders.

2.3 LACK OF RELIANCE ON AGENT

         Independently and without reliance upon the Agent, each Holder has made and shall continue to make its own independent investigation and analysis of the content and validity of this Agreement and the Assigned Agreements or of the performance and creditworthiness of the Company thereunder. The Agent assumes no responsibility and undertakes no obligation to make inquiry with respect to such matters.

2.4 RELIANCE BY AGENT

         The Agent may rely upon written or telephonic communication it believes to be genuine and to have been signed, sent or made by the proper person. The Agent may obtain the advice of legal counsel (including, for matters concerning the Company, counsel for the Company), independent public accountants and other experts selected by it and shall have no liability for action or inaction taken or not taken, in good faith, based upon such advice.

2.5 INDEMNIFICATION OF AGENT

         Each Holder agrees to hold the Agent harmless against, and reimburse and indemnify the Agent for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable attorneys fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder, unless resulting from the Agent's fraud, gross negligence or willful misconduct. The liability of the Holders hereunder shall be several and not joint and each Holder shall be liable only for the percentage of such amounts equal to its Participation Percentage.

2.6 AGENT IN ITS INDIVIDUAL CAPACITY

         In its capacity as a Holder, Galen shall have the same rights and powers hereunder as the other Holders and may exercise them to the same extent as the other Holders (as if it was not acting as the Agent herein). To the extent permitted by the Assigned Agreements, Galen shall have the right to lend money to, make investments in and generally engage in any kind of business with, the Company to the same extent as if it were not the Agent (and shall have no duty hereunder to account for the same to the other Holders).

2.7 SUCCESSOR AGENT

         (a) The Agent may, upon 30 days' notice to each Holder and the Company, resign by giving written notice thereof to each Holder and the Company. The Agent's resignation shall be effective upon the expiration of such 30-day period or the earlier appointment of a successor agent.

         (b) Upon receipt of the Agent's resignation, the Requisite Holders may appoint a successor Agent. If a successor Agent has not been selected and accepted its appointment within 15 business days, then the retiring Agent may, on behalf of the Holders, appoint a successor Agent.

         (c) Upon its acceptance of the agency hereunder, a successor agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring agent, and the retiring agent shall be discharged from its duties and obligations under this Agreement and deemed released by the Holders from all claims of any description or sort. The retiring agent shall continue to have the benefit of this Agreement for any action or inaction while it was Agent.

         (d) Notwithstanding anything contained herein to the contrary, Agent shall retain any and all rights as a Holder under the Assigned Agreements.

2.8 COLLATERAL MATTERS

         The Agent shall have no obligation to assure that the Collateral exists or is owned by the Company or any of its affiliates or subsidiaries, or that such Collateral is cared for, protected or insured, or that the liens on the Collateral have been created, perfected, or have any particular priority. Subject to Section 2.1, with respect to the Collateral the Agent may act in any manner it may deem appropriate, in its sole discretion, given Agent's own interest in the Collateral as a Holder, and it shall have no duty or liability whatsoever to any of the Holders, except for its fraud, willful misconduct or gross negligence.

2.9 ACTIONS WITH RESPECT TO DEFAULTS

         Without limiting the generality of Section 2.1 above, (a) the Agent shall only take action with respect to a "default" or "event of default" under the Assigned Agreements as shall be directed by the Requisite Holders, and (b) no Holder shall take any action with respect to a "default" or "event of default" under the Assigned Agreements without the consent of the Agent.

                                   ARTICLE 3

                          PARTICIPATION IN SENIOR NOTE

3.1 PARTICIPATION

         Each Holder hereby acquires an undivided interest in the Senior Note in a percentage equal to its Participation Percentage. The interest of each Holder under this Agreement shall include participation in the principal of and interest on the Senior Note and in all amounts payable by the Company under the Senior Note and participation in any security therefore, all for the pro rata account and risk of each Holder in accordance with its Participation Percentage.

3.2 RECORD HOLDER OF SENIOR NOTE

         The Agent and each Holder hereby acknowledges that Watson is assigning the Senior Note to Agent for the benefit of the Holders, and that Agent holds the Senior Note solely as a nominee of the Holders. The Agent shall have no beneficial interest in the Senior Note (other than in its Participation Percentage thereof owned in its role as a Holder).

3.3 APPLICATION OF PAYMENTS

         (a) Promptly upon receipt by the Agent of any payment of principal of or interest on the Senior Note (including the net cash proceeds received from any realization upon security therefore) or of any fees or costs payable by the Company under the Senior Note or other Assigned Agreement, the Agent shall remit to each Holder its pro rata share thereof in accordance with its Participation Percentage.

         (b) All amounts payable by Agent to the Holders hereunder shall be paid in lawful currency of the United States and in immediately available funds at the address set forth opposite the name of each of the Holders on the signature page of this Agreement. Any Holder may change the address to which payments are to be sent by notice of such change to the Agent given as provided herein.

                                   ARTICLE 4

                       VARIOUS UMBRELLA AGREEMENT MATTERS

4.1 UMBRELLA AGREEMENT

         Essex, Care Capital, Galen, Galen Partners International III, L.P. and Galen Employee Fund III, L.P. (each a "Claimant" and collectively, the "Claimants") are parties to the Umbrella Agreement and have undertaken certain obligations as "Claimants" under such agreement. Each Claimant agrees to the provisions of this Article 4 as a material inducement to the other Claimants to enter into the Umbrella Agreement and to be a "Claimant" thereunder.

4.2 CONTRIBUTION

         In order to provide for just and equitable contribution as between the Claimants with respect to certain specific liabilities of the Claimants under the Umbrella Agreement, the Claimants agree as follows:

         (a) Each Claimant agrees to comply with its obligations under the Umbrella Agreement and that (i) on each Contingent Purchase Amount Payment Date such Claimant will pay to Watson any amounts, if any, that it is obligated to pay pursuant to Section 2.3(b)(ii) of the Umbrella Agreement, and (ii) it will promptly deliver to Watson any amounts it receives from Halsey that are required to be handed over to Watson pursuant to Section 5.5(c) of the Umbrella Agreement.

         (b) Each Claimant (the "Indemnifying Claimant") shall indemnify and hold each other Claimant and its officers, employees, agents, successors and assigns (each an "Indemnified Party") harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable attorneys fees and disbursements) or disbursements of any kind or nature whatsoever ("Losses") which may be imposed on, incurred by or asserted against the Indemnified Party as a result of the failure of the Indemnifying Claimant or its Affiliate to comply with Section 4.2(a) above.

         (c) In the event that an Indemnified Party believes it is entitled to indemnification pursuant to Section 4.2(b), such Indemnified Party may make demand upon the applicable Indemnifying Claimant(s) and such Indemnifying Claimant(s) shall, within seven business days after receipt thereof, either (i) pay its indemnification obligation in full, or (ii) request an accounting of the Losses from such Indemnified Party. Upon receipt of such accounting setting forth in reasonable detail the computation of the amount of the Losses and reasonable evidence thereof, the Indemnifying Claimant(s) shall promptly pay the amount thereof.

         (d) To the extent that an Indemnifying Claimant's undertakings set forth in Section 4.2(b) may be unenforceable, such Indemnifying Claimant shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all applicable Losses incurred by the Indemnified Party.

4.3 COOPERATION

         In connection with any dispute with Watson with respect to or other claim relating to the Umbrella Agreement, each Claimant shall cooperate with the other Claimants and the Agent with respect to such dispute or claim and shall make available to the other Claimants and the Agent all such witnesses, records, materials and information in the Claimant's possession or under the Claimant's control relating thereto as is reasonably required by such other Claimant(s) or the Agent.

                                   ARTICLE 5

                                  MISCELLANEOUS

5.1 WAIVER

         No failure on the part of the Agent, a Holder or the Holders to exercise, and no delay in exercising, any right, power, or remedy hereunder shall operate as a waiver thereof.

5.2 GOVERNING LAW

         This Agreement and the rights of the parties hereunder shall be governed in all respects by the laws of the State of New York wherein the terms of this Agreement were negotiated, excluding to the greatest extent permitted by law any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

5.3 SEVERABILITY

         If any provision or portion of any provision of this Agreement is held to be unenforceable or invalid by any court of competent jurisdiction, the remaining portions of any such provision and the remaining provisions hereof shall remain in effect.

5.4 FURTHER ASSURANCES

         The Holders and the Agent shall execute, in a proper and timely manner, at or after the date hereof, such additional documents and instruments as may be reasonably requested by the other parties in connection with the consummation or confirmation of the transactions contemplated by this Agreement.

5.5 COUNTERPARTS

         This Agreement may be executed simultaneously in one or more counterparts, including by facsimile copy, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.6 AMENDMENT

         No modification or amendment to this Agreement may be made except by a written instrument signed by the Agent and the Requisite Holders; provided, that any amendment to Article 4 shall require the written consent of each Claimant.

5.7 NOTICES

         All notices, approvals, consents or other communications required or desired to be given hereunder shall be delivered in person, by facsimile transmission followed promptly by first class mail or by overnight mail, and delivered, if to the Holders, then to the address set forth opposite the name of each of the Holders on the signature page hereof and if to Agent, then to the attention of Bruce F. Wesson, c/o Galen Partners III, L.P., 610 Fifth Avenue, Fifth Floor, New York, New York, 10020.

5.8 ARBITRATION

         Any controversy or claim arising out of or related to this contract, or the breach thereof, shall be settled by arbitration before three arbitrators in New York City to be administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

5.9 TERMINATION

         This Agreement shall terminate and be of no further force or effect upon the written consent to such termination by the Requisite Holders.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Noteholders Agreement as of the date first written above.

GALEN PARTNERS III, L.P.                     CARE CAPITAL INVESTMENTS II, LP
By: Claudius, L.L.C., General Partner        By: Care Capital II, LLC, as
610 Fifth Avenue, 5th Fl.                    general partner
New York, New York 10019                     47 Hulfish St., Suite 310
                                             Princeton, NJ 08542

                                             By: _____________________________
___________________________                  Name:  David R. Ramsay
By: Srini Conjeevaram                        Title: Authorized Signatory
Its: General Partner

GALEN PARTNERS INTERNATIONAL, III, L.P.      ESSEX WOODLANDS HEALTH
By: Claudius, L.L.C., General Partner        VENTURES V, L.P.
610 Fifth Avenue, 5th Floor                  190 South LaSalle Street, Suite
New York, New York 10020                     2800
                                             Chicago, IL 60603

___________________________                  ___________________________
By: Srini Conjeevaram                        By: Immanuel Thangaraj
Its: General Partner                         Its: Managing Director

GALEN EMPLOYEE FUND III, L.P.                DENNIS ADAMS
By: Wesson Enterprises, Inc.                 120 Kynlyn Road
610 Fifth Avenue, 5th Floor                  Radnor, Pennsylvania  19312
New York, New York 10020

___________________________                  ___________________________
By: Bruce F. Wesson
Its: General Partner

MICHAEL WEISBROT                             SUSAN WEISBROT
1136 Rock Creek Road                         1136 Rock Creek Road
Gladwyne, Pennsylvania 19035                 Gladwyne, Pennsylvania 19035

___________________________                  ___________________________

PETER STIEGLITZ                              GEORGE E. BOUDREAU
RJ Palmer LLC                                222 Elbow Lane
156 West 56th Street, 5th Floor              Haverford, PA 19041
New York, New York 10019

___________________________                  ___________________________

JOHN E. HEPPE, JR.
237 W. Montgomery Avenue
Haverford, Pennsylvania 19041

___________________________

                                   SCHEDULE I

                            PARTICIPATION PERCENTAGES

             NAME OF HOLDER                    PARTICIPATION PERCENTAGE
-----------------------------------------------------------------------
Essex Woodlands Health Ventures V, L.P.               [37.75%*]
     Care Capital Investments, L.P.                   [21.82%*]
        Galen Partners III, L.P.                      [34.49%*]
 Galen Partners International III, L.P.                [3.12%*]
     Galen Employee Fund III, L.P.                     [0.14%*]
  Michael Weisbrot and Susan Weisbrot                  [1.13%*]
              Dennis Adams                             [0.91%*]
           George E. Boudreau                          [0.36%*]
            Peter Stieglitz                            [0.15%*]
           John E. Heppe, Jr.                          [0.15%*]
                                                       -----
                 TOTAL                                   100%
                                                       -----

* These percentages are subject to being finalized.